EXHIBIT 4.1
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                              GENETIC VECTORS, INC.

                               1996 INCENTIVE PLAN


                                    ARTICLE 1

                        PURPOSE AND ADOPTION OF THE PLAN

         1.1 PURPOSE. The purpose of the Genetic Vectors, Inc. 1996 Incentive Plan (the "PLAN") is to increase the proprietary and vested interest of the Non-Employee Directors of Genetic Vectors, Inc. in the growth and performance of Genetic Vectors, Inc., to assist in attracting and retaining highly competent employees, to act as an incentive in motivating selected officers and other key employees of Genetic Vectors, Inc. and its Subsidiaries, to achieve long-term corporate objectives and to enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under Section 162(m) of the Code.

         1.2  ADOPTION  AND  TERM.  The Plan has been  approved  by the Board of
Directors of Genetic Vectors, Inc., to be effective as of ___________________________ (the "EFFECTIVE DATE"); PROVIDED, HOWEVER, that no Incentive Stock Option may be granted hereunder unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. The Plan shall remain in effect until terminated by action of the Board; PROVIDED, HOWEVER, that no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles 7, 8, 9 and 10 with respect to performance-based awards to "covered employees" under Section 162(m) of the Code (as defined herein) shall expire as of the fifth anniversary of the Effective Date.


                                    ARTICLE 2

                                   DEFINITIONS

         For the purpose of this Plan, capitalized terms shall have the following meanings:

         2.1 AWARD means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article 6, Stock Appreciation Rights described in Article 6, Restricted Shares described in Article 7, Performance Awards described in Article 8, Awards of cash or any other Award made under the terms of the Plan.

         2.2 AWARD AGREEMENT means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

         2.3 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

         2.4 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of

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law,  succeeds to the rights and obligations of the  Participant  under the Plan and the Award Agreement upon the Participant's death.

         2.5 BOARD means the full Board of Directors of the Company.

         2.6 CHANGE IN CONTROL means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

                  a. The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 15% of the Company Voting Securities unless such acquisition has been approved by the Board;

                  b. Any election of persons to the Board that causes majority of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when a majority of the Board consisted of persons who were members of the Board on the Effective Date; PROVIDED, HOWEVER, that any person nominated for election by a Board at least a majority of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause
(i);

                  c. Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                  d. Approval  by   the  shareholders  of the  Company  of (i) a
complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

         2.7 CODE  means  the   Internal  Revenue  Code  of  1986,  as  amended.
References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

         2.8 COMMITTEE means a compensation committee of the Board which shall be comprised of 2 or more members, all of which shall be Outside/Non-Employee Directors.

         2.9 COMPANY means Genetic Vectors, Inc., a Florida corporation, and its successors.

         2.10 COMMON STOCK means Common Stock of the Company, par value $.001 per share.


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         2.11 COMPANY VOTING  SECURITIES  means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

         2.12 DATE OF GRANT means the date designated by the Plan Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Plan Administrator approves the granting of such Award.

         2.13 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         2.14 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Plan Administrator in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.2.b.

         2.15 FAIR MARKET VALUE means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Nasdaq SmallCap Market or any national securities exchange on which the Common Stock is then listed, as published in the Wall Street Journal or any other newspaper of general circulation, on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported. If the Common Stock is not listed on the Nasdaq SmallCap Market or a national securities exchange, then Fair Market Value shall be determined in good faith by the Plan Administrator without regard to any restriction other than a restriction which by its terms will never lapse.

         2.16 INCENTIVE  STOCK OPTION means a stock option within the meaning of
Section 422 of the Code.

         2.17 MERGER means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

         2.18 NON-EMPLOYEE DIRECTOR means a member of the Board who i) is not currently an officer or otherwise employed by the Company or a parent or a subsidiary of the Company, ii) does not receive compensation directly or indirectly from the Company or a parent or a subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K, iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

         2.19 NON-EMPLOYEE DIRECTOR OPTION means a stock option granted to a Non-Employee Director in accordance with Section 6.1.a.

         2.20 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

         2.21 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

         2.22 OUTSIDE  DIRECTOR  means a member of the Board who qualifies as an

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"outside director" for purposes of Section 162(m) of the Code.

         2.23 OUTSIDE/NON-EMPLOYEE DIRECTOR means a member of the Board who qualifies as both an Outside Director and a Non-Employee Director.

         2.24 OUTSTANDING COMMON STOCK means, at any time, the issued and outstanding shares of Common Stock.

         2.25 PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Article 5.

         2.26 PERFORMANCE AWARDS means Awards granted in accordance with Article 8.

         2.27 PLAN means the Genetic Vectors, Inc. 1996 Incentive Plan as described herein, as the same may be amended from time to time.

         2.28 PLAN ADMINISTRATOR means either the Board or such committees, officers and/or employees of the Company that may be so designated under Article 3.

         2.29 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.1.b.

         2.30 RESTORATION OPTION means a Non-Qualified Stock Option granted pursuant to Section 6.1.f.

         2.31 RESTRICTED SHARES means Common Stock subject to restrictions imposed in connection with Awards granted under Article 7.

         2.32 RETIREMENT means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

         2.33 RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

         2.34 STOCK APPRECIATION  RIGHTS means Awards granted in accordance with
Article 6.

         2.35 SUBSIDIARY means a subsidiary of the Company within the meaning of
Section 424(f) of the Code

         2.36 TEN PERCENT HOLDER means any person who owns (within the meaning of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company and its Subsidiaries.

         2.37 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment or service as a director of the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Plan Administrator in its sole discretion.

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                                    ARTICLE 3

                                 ADMINISTRATION

         3.1 PLAN ADMINISTRATOR; SCOPE; AUTHORITY. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Plan Administrator shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, to cancel Awards (including those made pursuant to other plans of the Company) and to substitute new Options for previously awarded Options which, at the time of such substitution, have an exercise price in excess of the Fair Market Value of the underlying Common Stock (including options granted under other incentive compensation programs of the Company) with the consent of the recipient, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Plan Administrator shall not, however, have or exercise any discretion that would disqualify amounts payable under Articles 8 or 10 as performance-based compensation for purposes of Section 162(m) of the Code.

         3.2 DELEGATION OF AUTHORITY. The Plan Administrator may, in the case of performance-based awards to "covered employees" within the meaning of Section 162(m) of the Code, delegate such of its powers and authority under the Plan as it deems appropriate to the Committee and, in the case of Awards to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In the event of any such delegation of authority, references in the Plan to the Plan Administrator shall be deemed to refer to the delegate of the Plan Administrator.


                                    ARTICLE 4

                                     SHARES

         4.1 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 300,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 11.7. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

         4.2 SHARES SUBJECT TO TERMINATED AWARDS. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article 6, Common Stock forfeited as provided in Section 7.2.a. and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common

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Stock available for the grant of Awards hereunder.




                                   ARTICLE 5

                                  PARTICIPATION

         5.1 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such officers and other key employees of the Company and its Subsidiaries, whether or not members of the Board, as the Plan Administrator, in its sole discretion, may designate from time to time. In addition, Participants in the Plan shall include such Non-Employee Directors as are granted Options under Section 6.1.a. The Plan Administrator's designation of a Participant in any year shall not require the Plan Administrator to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Plan Administrator to include such Participant under other portions of the Plan. The Plan Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Notwithstanding any provision herein to the contrary, the Plan Administrator may grant Awards under the Plan, other than Incentive Stock Options, to non-employees who, in the judgment of the Plan Administrator, render significant services to the Company or any of its Subsidiaries, on such terms and conditions as the Plan Administrator deems appropriate and consistent with the intent of the Plan. Subject to adjustment in accordance with Section 11.7, during the term of this Plan, no Participant shall be granted Awards in respect of more than 100,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Common Stock or rights with respect thereto) and $3,000,000 in cash in any calendar year.

                                    ARTICLE 6

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         6.1 OPTION AWARDS.

                  a. GRANTS. The Plan Administrator may grant, to such Participants as the Plan Administrator may select, Options entitling such Participants to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Plan Administrator. In addition, the Plan Administrator shall grant, to each director who is a Non-Employee Director on the Effective Date and to each person who is elected, appointed or otherwise becomes a Non-Employee Director after the Effective Date, Non-Qualified Stock Options entitling such Non-Employee Directors to purchase 5,000 shares of Common Stock from the Company as of the Effective Date or, in the case of a person who is elected, appointed or otherwise becomes a Non-Employee Director after the Effective Date, on the date in which such person is elected, appointed or otherwise becomes a Non-Employee Director, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Plan Administrator. The Plan Administrator shall also grant, to each Non-Employee Director on each 5th year anniversary (i.e., the 5th anniversary, the 10th anniversary, the 15th anniversary, etc.) of the date of such Non-Employee Director's initial grant pursuant to this Section 6.1.a., Non-Qualified Stock Options entitling such Non-Employee Director to purchase 5,000 shares of Common Stock from the Company at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Plan Administrator, PROVIDED THAT such Non-Employee Director is

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continuing in office after such anniversary date.  Except as otherwise  provided in Sections 6.3.c. and 6.5, Non-Employee Director Options shall not be exercisable prior to the first anniversary of the Date of Grant, at which time they will be immediately exercisable, in whole or in part. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

                  b. PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Plan Administrator; PROVIDED, HOWEVER, that
i) the Purchase Price of the Common Stock purchased pursuant to Options designated by the Plan Administrator as Incentive Stock Options shall be equal to or greater than the Fair Market Value of the Common Stock on the Date of Grant as required under Section 422 of the Code and, in the case of Options granted to Ten Percent Holders and designated by the Plan Administrator as Incentive Stock Options, the Purchase Price of the Common Stock purchased pursuant to such Options shall be equal to or greater than 110% of the Fair Market Value of the Common Stock on the Date of Grant as required under Section 422 of the Code, and ii) the Purchase Price of the Common Stock purchased pursuant to Non-Employee Director Options shall be equal to or greater than the Fair Market Value of the Common Stock on the Date of Grant.

                  c. DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Plan Administrator may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

                  d. INCENTIVE STOCK OPTION SHARE LIMITATION. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (determined without regard to this Section 6.1.d.) are exercisable for the 1st time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such options shall be treated as options which are not Incentive stock Options.

                  e. RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 11.4 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; PROVIDED, HOWEVER, that such Participants are entitled to share adjustments to reflect capital changes under Section 11.7.

                  f. RESTORATION OPTIONS UPON THE EXERCISE OF A NON-QUALIFIED STOCK OPTION. In the event that any Participant delivers to the Company, or has withheld from the shares otherwise issuable upon the exercise of a Non-Qualified Stock Option, shares of Common Stock in payment of the Purchase Price of any Non-Qualified Stock Option granted hereunder in accordance with Section 6.4, the Plan Administrator shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Plan Administrator in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of such shares so delivered or withheld upon exercise of the original Option and, in the discretion of the Plan Administrator, the number of shares, if any, delivered to or withheld by the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share Purchase Price of not less than 100% of the per share Fair Market Value of the Common Stock on the date of grant of such Restoration

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Option,  a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions as the Plan Administrator in its sole discretion shall determine.

         6.2 STOCK APPRECIATION RIGHTS.

                  a. STOCK APPRECIATION RIGHT AWARDS. The Plan Administrator is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of, or in tandem with, Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; PROVIDED, HOWEVER, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) any Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.2.c.

                  b. EXERCISE PRICE. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Plan Administrator, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

                  c. PAYMENT OF INCREMENTAL VALUE. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Plan Administrator (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value of the Common Stock on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Plan Administrator to avoid the issuance of any fractional share.

         6.3      TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

                  a. CONDITIONS ON EXERCISE. Award Agreements with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and/or restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Plan Administrator at the time of grant.

                  b. DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS.  Options

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and Stock  Appreciation  Rights shall  terminate after the first to occur of the following events:

               (1) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

               (2) Termination of the Award as provided in Section 6.3.e., following the Participant's Termination of Employment;

               (3) In the case of an Incentive Stock Option not granted to a Ten Percent Holder, 10 years from the Date of Grant;

               (4) In the case of an Incentive Stock Option granted to a Ten Percent Holder, 5 years from the Date of Grant;

               (5) In the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option; or

               (6) In the case of a Non-Employee Director Option, 10 years from the Date of Grant.

         c. ACCELERATION OF EXERCISE TIME. The Plan Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.

         d. EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.3.e. in the event of Termination of Employment, the Plan
Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.3.e, subject, however, to the limitations described in Sections 6.3.b.(1), 6.3.b.(3), 6.3.b.(4),6.3.b(5) and 6.3.b.(6).

         e. EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

               (1) TERMINATION OF VESTED OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

                    (a) TERMINATION. In the event of Termination of Employment of a Participant, other than by reason of death, disability or Retirement, the right of such Participant to exercise the Option or Stock Appreciation Right under the Plan shall terminate 30 days after the date of such Termination of Employment, unless the exercise period is extended by the Plan Administrator or unless otherwise agreed in the Award Agreement.

                    (b) DISABILITY OR RETIREMENT. In the event of a Participant's Termination of Employment by reason of disability or Retirement, the right of such Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.3.d.) shall terminate 3 years after the date of such Termination of Employment unless the exercise period is extended by the Plan Administrator in accordance with Section

6.3.d. In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to
Section 6.3.b.(1), 6.3.b.(3), 6.3.b.(4),6.3.b(5) and 6.3.b.(6).

                    (c) DEATH. In the event of the death of a Participant while employed by, or serving on the Board of, the Company or a Subsidiary, or within the additional period of time from the date of such Participant's Termination of Employment, and prior to the expiration of the Option or Stock Appreciation Right as may be permitted in Section 6.3.e.(1)(b) or Section 6.3.d. above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant's death, the right of such Participant's Beneficiary to exercise the Option or Stock Appreciation Right under the Plan shall terminate upon the expiration of 3 years from the date of such Participant's death (but in no event more than 3 years from the date of the Participant's Termination of Employment by reason of disability or retirement), unless the exercise period is extended by the Plan Administrator in accordance with Section 6.3.d. In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.3.b.(1), 6.3.b.(3), 6.3.b.(4),6.3.b(5) and 6.3.b.(6).

               (2) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Subject to Section 6.3.c., to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment such right shall expire on the date of such Termination of Employment. Notwithstanding the foregoing, the Plan Administrator may, within its discretion and under such terms as it deems appropriate, permit a Participant who terminates employment or service as a director by reason of Retirement and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, to continue vesting in his or her Options and Stock Appreciation Rights during the period in which the individual continues to render such services.

         6.4 EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; PROVIDED, HOWEVER, that the Plan Administrator may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Plan Administrator deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Plan Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Plan Administrator shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

         6.5 CHANGE IN CONTROL. Unless otherwise provided by the Plan Administrator in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this Section 6.5 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.


                                    ARTICLE 7

                                RESTRICTED SHARES

         7.1 RESTRICTED SHARE AWARDS. The Plan Administrator may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Plan Administrator shall establish. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under Section 162(m) of the Code, performance targets will include specified levels of one or more of operating income, earnings per share, return on investment, return on shareholders' equity and/or objective measures of individual performance. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with this Plan.

                  a. ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Plan Administrator, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1.d., one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1.d., free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

                  b. SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.1.a., the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; PROVIDED, HOWEVER, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.1.a.

                  c. RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or, in the case of Participants not subject to Section 16 of the Exchange Act, to an INTER VIVOS trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to lapse of the restrictions applicable thereto.

                  d. DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Plan Administrator, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section
11.5, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

         7.2 TERMS OF RESTRICTED SHARES.

                  a. FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.2.b. and 7.3, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Plan Administrator shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

                  b. WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article 7 to the contrary, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Plan Administrator shall deem appropriate.

         7.3 CHANGE IN CONTROL. Unless otherwise provided by the Plan Administrator in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with
Section 7.1.d.


                                    ARTICLE 8

                               PERFORMANCE AWARDS

         8.1 PERFORMANCE AWARDS.

                  a. AWARD  PERIODS  AND  CALCULATIONS  OF  POTENTIAL  INCENTIVE

AMOUNTS. The Plan Administrator may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article
7. The Award Period shall be two or more fiscal or calendar years as determined by the Plan Administrator. The Plan Administrator, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

                  b. PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Plan Administrator in its discretion. In the case of Performance Awards intended to qualify for deductibility under
Section 162(m) of the Code, the targets will include specified levels of one or more of operating income, earnings per share, return on investment, return on shareholders' equity and/or objective measures of individual performance. The performance targets established by the Plan Administrator may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Plan Administrator, in its discretion, but only under extraordinary circumstances as determined by the Plan Administrator, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

                  c. SHAREHOLDER APPROVAL. In the case of Performance Awards intended to qualify for deductibility under Section 162(m) of the Code, the material terms under which the remuneration is to be paid, including the performance goals, will be, to the extent required under Section 162(m) of the Code, disclosed to the shareholders of the Company and approved by a majority vote (in a separate shareholder vote) of the shareholders before payment of such remuneration is made pursuant to Section 8.1.e.

                  d. EARNING PERFORMANCE AWARDS. The Plan Administrator, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

                  e. PAYMENT OF EARNED PERFORMANCE AWARDS. Payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Plan Administrator. In the case of Performance Awards intended to qualify for deductibility under Section 162(m) of the Code, such payments of earned Performance Awards will be conditioned, to the extent required under Section 162(m) of the Code, upon prior written certification by the Plan Administrator of attainment of the specified performance targets. The Plan Administrator, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

         8.2 TERMS OF PERFORMANCE AWARDS.

                  a. TERMINATION OF EMPLOYMENT. Unless otherwise provided below or in Section 8.3, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

                  b. RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Plan Administrator, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Section 8.2.d.

                  c. DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Plan Administrator) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under
Section 8.2.d.

                  d. PRO-RATA PAYMENT. The amount of any payment made to a Participant whose employment is terminated by retirement, death or disability (under circumstances described in Sections 8.2.b and 8.2.c.) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.2 shall be made at the end of the respective Award Period, unless otherwise determined by the Plan Administrator in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.1.e. of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.2.d.

                  e. OTHER EVENTS. Notwithstanding anything to the contrary in this Article 8, the Plan Administrator may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

         8.3 CHANGE IN CONTROL. Unless otherwise provided by the Plan Administrator in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within 30 days after such Change in Control.


                                    ARTICLE 9

                            OTHER STOCK-BASED AWARDS

         9.1 GRANT OF OTHER STOCK-BASED AWARDS. Other stock-based Awards, consisting of Awards of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Plan Administrator shall determine), Awards of cash, Awards of Common Stock, and Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Plan Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common

Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Plan Administrator and the Participant, which Award Agreement shall contain such provisions as the Plan Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

         9.2 TERMS OF OTHER STOCK-BASED AWARDS. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this
Article 9 shall be subject to the following:

                  a. RESTRICTION ON TRANSFERABILITY. Any Common Stock subject to Awards made under this Article 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

                  b. RECIPIENTS' RIGHTS. If specified by the Plan Administrator in the Award Agreement, the recipient of an Award under this Article 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

                  c. ADDITIONAL PROVISIONS. The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

         9.3 FOREIGN QUALIFIED AWARDS. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Plan Administrator in its sole discretion may determine from time to time. The Plan Administrator may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; PROVIDED, HOWEVER, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.


                                   ARTICLE 10

                        SHORT-TERM CASH INCENTIVE AWARDS

         10.1 ELIGIBILITY. Executive officers of the Company who are from time to time determined by the Plan Administrator to be "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article 10.

         10.2 AWARDS.

                  a. PERFORMANCE TARGETS. For each fiscal year of the Company after fiscal year 1996, the Plan Administrator shall establish objective performance targets based on one or more of the following: economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital of no less than 7%), operating profit, return on investment or working capital, reductions in inventory, inventory turns and delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and either in absolute terms or as compared to another company or companies, and objective measures of individual performance. Such performance targets shall be established by the Plan Administrator on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.

                  b. SHAREHOLDER APPROVAL. In the case of Awards intended to qualify for deductibility under Section 162(m) of the Code, the material terms under which the remuneration is to be paid, including the performance goals, will be, to the extent required under Section 162(m) of the Code, disclosed to the shareholders of the Company and approved by a majority vote (in a separate shareholder vote) of the shareholders before payment of such remuneration is made pursuant to Section 10.2.d.

                  c. AMOUNTS OF AWARDS. In conjunction with the establishment of performance targets for a fiscal year, the Plan Administrator shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code.

                  d. PAYMENT OF AWARDS. Awards will be payable to Participants in cash each year upon prior written certification by the Plan Administrator of attainment of the specified performance targets for the preceding fiscal year.

                  e. NEGATIVE DISCRETION. Notwithstanding the attainment by the Company of the specified performance targets, the Plan Administrator shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

                  f. GUIDELINES. The Plan Administrator shall adopt from time to time written policies for its implementation of this Article 10. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

                  g. NON-EXCLUSIVE ARRANGEMENT. The adoption and operation of this Article 10 shall not preclude the Plan Administrator from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Plan Administrator deems appropriate and in the best interests of the Company.


                                   ARTICLE 11

              TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

         11.1 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Plan Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.3 and Section 11.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

         11.2 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Plan
Administrator expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

         11.3 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Plan Administrator.

         11.4 LIMITATION ON TRANSFER. Except as provided in Section 7.1.c. in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Plan Administrator may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Plan Administrator may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

         11.5 TAXES. The Company shall be entitled, if the Plan Administrator deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Plan Administrator and shall be payable by the Participant at such time as the Plan Administrator determines in accordance with the following rules:

                  a. The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

                  b. The Plan Administrator shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant's filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.


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

                  c. In the case of Participants who are subject to Section 16 of the Exchange Act, the Plan Administrator may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

         11.6 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Plan Administrator and the holder approve.

         11.7 ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

                  a. RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Plan Administrator shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

                  b. MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of another Award to receive, subject to any required action by shareholders, in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "ACQUIRING CORPORATION"), shall either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for such outstanding Awards. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.7.b. shall be conditioned upon the consummation of the merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

                  c. OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Plan Administrator may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares or stock subject to the old options may no longer be issued following the merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Plan Administrator in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

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

         11.8 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

         11.9 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

         11.10 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Florida and construed in accordance therewith.

         11.11 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Plan Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Plan Administrator.

         11.12 COMPLIANCE WITH RULE 16B-3. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Plan Administrator. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

         11.13 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

         11.14 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

         11.15 AMENDMENT AND TERMINATION.

                  a. AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time; PROVIDED, HOWEVER, that the Board shall not, without the requisite affirmative approval of shareholders of the Company, make any amendment which requires shareholder approval under Rule 16b-3 or the Code, unless such compliance is no longer desired under Rule 16b-3, the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

                  b. TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

                                      * * *




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